UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC	430023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65694977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 2, 2015, Kingold Jewelry, Inc. (the “Company”) entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with Fidelidade – Companhia de Seguros, S.A., a company duly incorporated and existing under the laws of Portugal and a majority-owned subsidiary of Fosun International Limited (the “Holder”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Holder $15 million aggregate principal amount 6.0% Senior Secured Convertible Note due 2018 (the “Note”), subject to customary closing conditions. The Company will sell the Note in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Note and the underlying shares of the Company’s common stock (the “Common Stock”) issuable upon conversion of the Note have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Note will bear interest at a rate of 6.0% per year payable annually. The Note will mature on the third anniversary of the issuance date of the Note, unless earlier converted. The Note constitutes a general, senior, secured obligation of the Company. The Company granted the Holder a security interest in certain collateral as identified in the Purchase Agreement, to secure the payment, discharge and performance of all the Company’s obligations under the Note. Mr. Zhihong Jia, Chairman and Chief Executive Officer of the Company, will execute a guarantee in favor of the Holder, pursuant to which Mr. Jia will be jointly liable for the Company’s obligations under the Note.

Subject to and upon compliance with the provisions of the Purchase Agreement, the Holder has the right, at its option, to convert the principal amount of the Note or any portion of such principal amount which is $1,000 or an integral multiple of $1,000 in excess thereof, into shares of Common Stock at the applicable conversion rate. The conversion rate is initially 869.57 shares of Common Stock per $1,000 principal amount of Note (equivalent to an initial conversion price of approximately $1.15 per share), subject to adjustment in certain events described in the Purchase Agreement. Upon conversion, the Company will deliver shares of Common Stock as set forth in the Purchase Agreement. No fractional shares will be issued upon any conversion.

Pursuant to the Purchase Agreement, and contingent upon the closing of the sale of the Note, the Company increased the size of its Board of Directors (the “Board”) from five to seven members, and the Company provided Holder the right to nominate one director to the Board. The Holder will have such designation right for so long as it beneficially owns at least 5% of the Company’s Common Stock. See Item 5.02 of this Form 8-K for additional information.

In connection with the entry into the Purchase Agreement, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Holder as a condition to closing the sale of the Note, which sets forth the rights of the Holder to have the shares of Common Stock issuable upon conversion of the Note registered with the Securities and Exchange Commission (the “SEC”) for public resale under the Securities Act. Pursuant to the Registration Rights Agreements, the Company is required to file a registration statement with the SEC (the “Initial Registration Statement”) within 60 days following the date of the issuance of the Note, registering the shares of Common Stock issuable upon conversion of the Note. The Company is required to use its reasonable best efforts to have the Initial Registration Statement declared effective as promptly as possible following the filing thereof and, in any event, by no later than 90 days after the date of the issuance of the Note. In addition, the agreement gives the Holder the ability to exercise certain piggyback registration rights in connection with registered offerings by the Company.

On April 6, 2015, the Company issued a press release announcing the entry into the Purchase Agreement, among other items, a copy of which is furnished hereto as Exhibit 99.1 and incorporated by reference herein.

The foregoing description is only a summary and is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01, which is incorporated herein by reference, on April 2, 2015, the Company agreed to issue and sell $15 million aggregate principal amount of Note to the Holder in a private placement pursuant to exemptions from the registration requirements of the Securities Act.  The Company will sell the Note in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.  The Note and Common Stock issuable upon conversion of the Note have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  When issued, the Note will be convertible into shares of the Company’s Common Stock, as described in this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with approval of the entry into the Purchase Agreement, the Company’s Board increased the size of the Board from five to seven members, effective immediately upon the closing of the sale of the Note and appointed XiaoFeng Lu and Min Zhou to the Board, to fill such newly created vacancies effective immediately upon the closing of the sale of the Note. The Board also determined to appoint Mr. Lu to the Audit Committee and Ms. Zhou to the Compensation Committee, each to be effective immediately upon appointment to the Board. Mr. Lu was designated by the Holder pursuant to the Purchase Agreement. The Board determined that each of Mr. Lu and Ms. Zhou was independent within the meaning of the rules and regulations of the NASDAQ, and also met the relevant criteria under applicable rules and regulations to be appointed to such committees of the Board.

Mr. Lu, age 44, is currently Executive General Manager of Fosun Financial Group, a position he has held since March 2013. Prior to joining Fosun, Mr. Lu served as Chief Investment Officer for ZH Asset Company from July 2010 through October 2012. From February 2009 through May 2010, Mr. Lu served as a general manager of the research division of CPIC insurance company. Mr. Lu received a Ph.D. in World Economics from Fudan University, a Master’s in Accounting from Liaoning University and a Bachelor’s degree in Statistics & Operational Research from Fudan University. Mr. Lu is also a certified public accountant in China.

Ms. Zhou, age 42, is currently Vice President of Shanghai Yuyuan Jewelry (Group), Ltd., a position she has held since January 2014. From May to December 2013, Ms. Zhou served as Vice President. From January 2000 to April 2013, Ms. Zhou was Vice General Manager of Shanghai Lao Miao Jewelry Co., Ltd. Ms. Zhou received a Bachelor’s degree in Economics from East China Normal University.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Convertible Note Purchase Agreement, dated April 2, 2015, between Kingold Jewelry, Inc. and Fidelidade – Companhia de Seguros, S.A.

10.2	Form of Registration Rights Agreement, between Kingold Jewelry, Inc. and Fidelidade – Companhia de Seguros, S.A.

99.1	Press Release issued on April 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Zhihong Jia
	Name:	Zhihong Jia
	Title:	Chief Executive Officer

Date: April 6, 2015